MOORE                                                   Specifications Agreement
Business Communication Services

SOLD TO: GLOBAL TELEMEDIA INTERNATIONAL INC.          PROJECT NO: 0019-2822-0403
         ATTN: JOHN E. WALSH COO                      BILL TO:   Same as sold to
         4676  M      Court, Ste. 420                 CID NO:    pending

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SALES REP:             LOCATION: MARIETA  GA       PHONE NO: 770-792-3426    FAX NO: 770-590-8088
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30    PVC          includes imaging                       100,000       0.2000      $ 29,000.00
Add                                                       100,000       0.0400        84,000.00
      Color w/glassiec window, 4 1/2 x 6 1/4               50,000       0.1700        88,500.00
Affix,                                                     50,000       0.1320        86,600.00
Security                                                   50,000       0.0310      $  1,550.00
Inner & outer         with       labels                    50,000       0.0100           500.00
Win                                enclosed with shipment                           $      0.00
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TOTAL (excludes      shipping, freight and   requested changes
       to the above specifications)                                                 $ 50,150.00
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FINISHING SPECIFICATIONS:  Total production for 50,000 Point of Sale Activation
Packages.  Each POS carrier package to           magnetic stripe encoded cards.
All finished packages will be bundled into barcoded inner carton
Outer quantities of 1000 each.

SHIPMENT SPECIFICATIONS: Client agrees to communicate shipment instructions and Destinations 5 business days prior to shipment.

AGREEMENT:         completion time is 15-25 business days from the point of:
(1) Card,
(2) Receipt                 record layout (PINs/Card Numbers)
(3) Receipt                    (new clients only).
(4) Receipt                    Specification Agreement.  A formal commitment
schedule will be provided thereafter.

WARRANTY:        is  guaranteed.  Moore  warrants  all  products and services as described within this specifications agreement. Client requested changes to specifications must be made in writing to the designated Moore Project Manager

Thank you for         .  If  you are in agreement with the above specifications,
Please  sign  and return this document        Charles Godfrey  fax 770-590-8088.
Please  communicate  any  project  changes  to  attention  Charles  Godfrey
771-792-3426.



CLIENT AGREEMENT:

SIGNATURES:  /s/  Jonathon Bentley-Stevens          TITLE:  President
           -------------------------------                ----------------------

NAME:             Jonathon Bentley-Stevens
           -------------------------------          DATE:  April 28, 2000


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